                                                                    Exhibit 99.1

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
Perma-Bilt, A Nevada Corporation

In our opinion, the accompanying balance sheet and the related statements of income and retained earnings, and cash flows present fairly, in all material respects, the financial position of Perma-Bilt, A Nevada Corporation (the "Company"), at December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


/s/ PricewaterhouseCoopers LLP
Irvine, California
January 25, 2002

PERMA-BILT, A NEVADA CORPORATION
(A WHOLLY OWNED SUBSIDIARY OF ZENITH INSURANCE COMPANY)
BALANCE SHEET
DECEMBER 31, 2001 AND 2000
------------------------------------------------------------------------------

                                                            2001         2000
                                     ASSETS
Cash and cash equivalents                               $ 2,097,913  $ 2,381,283
Properties under construction (Note 2)                   35,267,006   28,163,235
Land held for development (Note 3)                       27,975,726   27,266,101
Land held for sale                                               --    7,201,959
Property and equipment, net (Note 4)                        244,321      268,715
Income taxes prepaid to parent                               57,681      504,483
Other assets                                                799,294      639,986
                                                        -----------  -----------
   Total assets                                         $66,441,941  $66,425,762
                                                        ===========  ===========

                      LIABILITIES AND STOCKHOLDER'S EQUITY
Liabilities:

 Accounts payable                                       $ 3,834,782  $ 2,080,709
 Accrued liabilities (Note 5)                             1,932,312    2,584,819
 Accrued interest payable to parent                       1,836,250    1,440,670
 Deferred income taxes (Note 6)                           1,041,525      984,813
 Loans from parent company (Note 7)                      26,717,000   32,025,000
 Construction and other notes payable (Note 8)           16,186,425   15,674,251
                                                        -----------  -----------
   Total liabilities                                     51,548,294   54,790,262
                                                        -----------  -----------
Commitments (Note 10)
Stockholder's equity:
 Common stock, no par value, authorized 1,000 shares
  issued and outstanding 100 shares                         250,000      250,000
 Retained earnings                                       14,643,647   11,385,500
                                                        -----------  -----------
   Total stockholder's equity                            14,893,647   11,635,500
                                                        -----------  -----------
   Total liabilities and stockholder's equity           $66,441,941  $66,425,762
                                                        ===========  ===========

  The accompanying notes are an integral part of these financial statements.

PERMA-BILT, A NEVADA CORPORATION
(A WHOLLY OWNED SUBSIDIARY OF ZENITH INSURANCE COMPANY)
STATEMENT OF INCOME AND RETAINED EARNINGS
FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
------------------------------------------------------------------------------

                                                     2001                2000
REVENUES:

Operating revenues                               $83,545,457         $82,937,924
Gain on land sales                                 1,277,570           1,579,791
                                                 -----------         -----------
   Total revenues                                 84,823,027          84,517,715
                                                 -----------         -----------
COSTS AND EXPENSES:
Cost of sales                                     72,278,997          72,144,243
General and administration                         6,074,626           5,937,814
Sales and marketing                                1,456,870           1,474,199
                                                 -----------         -----------
   Total costs and expenses                       79,810,493          79,556,256
                                                 -----------         -----------
Income before provision for taxes                  5,012,534           4,961,459
Provision for income taxes (Note 5)                1,754,387           1,736,511
                                                 -----------         -----------
   Net income                                      3,258,147           3,224,948
Retained earnings at previous year end            11,385,500           8,160,552
                                                 -----------         -----------
Retained earnings at year end                    $14,643,647         $11,385,500
                                                 ===========         ===========

  The accompanying notes are an integral part of these financial statements.

PERMA-BILT, A NEVADA CORPORATION
(A WHOLLY OWNED SUBSIDIARY OF ZENITH INSURANCE COMPANY)
STATEMENT OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
------------------------------------------------------------------------------

                                                                             2001               2000
CASH FLOWS FROM OPERATING ACTIVITIES:

 Proceeds from sale of real estate                                      $ 84,823,027       $ 84,517,715
 Real estate acquisition and development costs paid                      (67,621,978)       (64,815,024)
 Other expenses paid                                                      (6,481,899)        (6,406,207)
 Interest paid                                                            (4,872,866)        (6,805,632)
 Income taxes paid to parent, net                                         (1,250,883)        (1,979,556)
                                                                        ------------       ------------
   Net cash provided by operating activities                               4,595,401          4,511,296
                                                                        ------------       ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchase of property and equipment                                          (91,918)           (62,213)
 Proceeds from sale of property and equipment                                  8,973                 --
                                                                        ------------       ------------
   Net cash used in investment activities                                    (82,945)           (62,213)
                                                                        ------------       ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Loans from parent company                                                 1,795,375          7,385,000
 Repayments to parent company                                             (7,103,375)        (7,873,357)
 Proceeds from construction and other notes payable                       63,315,714         73,987,651
 Repayments on construction and other notes payable                      (62,803,540)       (77,530,958)
                                                                        ------------       ------------
   Net cash used in financing activities                                  (4,795,826)        (4,031,664)
                                                                        ------------       ------------
   Net (decrease) increase in cash and cash equivalents                     (283,370)           417,419
Cash and cash equivalents at beginning of year                             2,381,283          1,963,864
                                                                        ------------       ------------
Cash and cash equivalents at end of year                                $  2,097,913       $  2,381,283
                                                                        ============       ============
RECONCILIATION OF NET INCOME TO NET CASH USED IN
OPERATING ACTIVITIES:
 Net income                                                             $  3,258,147       $  3,224,948
 Adjustments to reconcile net income used in operating activities:
   Depreciation                                                              111,691            122,848
   Gain on disposal of property and equipment                                 (4,352)                --
   (Increase) decrease in properties under construction                   (7,103,771)         4,697,283
   Decrease (increase) in land held for development and sale               6,492,334         (4,621,250)
   Increase in other assets                                                 (159,308)           (27,601)
   Decrease (increase) in income taxes prepaid to parent                     446,802           (504,483)
   Increase in accounts payable and other liabilities                      1,101,566            910,559
   Increase in parent company interest accrued                               395,580            447,554
   Decrease in income taxes payable to parent                                     --           (230,412)
   Increase in deferred income taxes                                          56,712            491,850
                                                                        ------------       ------------
   Net cash provided by operating activities                            $  4,595,401       $  4,511,296
                                                                        ============       ============
SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING ACTIVITIES:
 Seller-financed real estate acquisitions                               $         --       $    130,000
                                                                        ============       ============

  The accompanying notes are an integral part of these financial statements.

PERMA-BILT, A NEVADA CORPORATION
(A WHOLLY OWNED SUBSIDIARY OF ZENITH INSURANCE COMPANY)
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

1.    SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

      ORGANIZATION AND NATURE OF BUSINESS

      Perma-Bilt, A Nevada Corporation (the "Company") was formed in the State of Nevada to engage in the business of acquiring, developing, and selling real estate, primarily the construction and sale of single-family detached homes, in Las Vegas, Nevada. Prior to December 11, 2001, the Company was wholly owned by Zenith National Insurance Corp. On December 11, 2001 the ownership of the Company was transferred to Zenith Insurance Company ("Zenith"), a wholly owned subsidiary of Zenith National Insurance Corp.

      CASH AND CASH EQUIVALENTS

      Cash and cash equivalents includes cash on hand and liquid short-term investments. Liquid short-term investments are investments which are both readily convertible to determinable amounts of cash and have maturities of three months or less when purchased.

      PROPERTIES UNDER CONSTRUCTION, LAND HELD FOR DEVELOPMENT AND LAND HELD FOR SALE

      Properties under construction, land held for development and land held for sale are stated at cost, unless determined to be impaired, in which case the carrying value is reduced to fair value. Costs include land acquisition and related costs, direct and indirect construction costs, and indirect construction-related overhead costs. Interest and property taxes are capitalized when development activities begin, and capitalization ends when the property is available for sale.

      The Company reviews real estate inventories whenever events or changes in circumstances indicate the cost basis of such assets may not be recoverable. If the cost basis of a real estate project is greater than its projected future undiscounted net cash flows, exclusive of interest, the real estate project is considered impaired and the carrying value of the property is reduced to its fair value.

      The estimation process in determining the value of land held for development or sale is inherently uncertain and relies to a considerable extent on current and future economic and market conditions. Such economic and market conditions may affect management's development and marketing plans. Accordingly, the ultimate realization of the Company's real estate inventories is dependent upon future events and conditions that may cause realization to differ from amounts previously estimated.

      PROPERTY AND EQUIPMENT

      Property and equipment is stated at cost less accumulated depreciation. Depreciation is provided on the straight-line method over the estimated useful lives of the assets. Property and equipment are depreciated over their estimated useful lives of 4-7 years. Maintenance and repairs are charged to expense as incurred, and significant improvements are capitalized. Upon sale or disposition, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is included in income.

      REVENUE AND COST RECOGNITION

      Revenue from home sales is recognized when a closing occurs, which is when title, possession and other attributes of ownership have been transferred to the buyer and the Company is not obligated to perform significant activities after the sale. Prior to closing, customer deposits are treated as liabilities. Capitalized costs are charged to cost of sales upon closing. Selling commissions and escrow closing costs are expensed as incurred.

      Gain on sale of land is recognized when the risks of ownership have been transferred to the buyer, collectability of the sales price is reasonably assured and the Company is not obligated to perform significant activities after the sale.

PERMA-BILT, A NEVADA CORPORATION
(A WHOLLY OWNED SUBSIDIARY OF ZENITH INSURANCE COMPANY)
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

1.    SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES (CONTINUED)

      INCOME TAXES

      The provision for income taxes represents the tax payable for the period and the change during the year in deferred tax assets and liabilities. Deferred tax liabilities and assets are determined based on the difference between the financial statement and the tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is established when necessary, to reduce deferred income tax assets to the amount expected to be realized. The Company is included in the consolidated tax return of its parent company.

      ADVERTISING COSTS

      Advertising costs are expensed as incurred. Advertising expenses were $997,304 and $943,910 for the years ended 2001 and 2000, respectively.

      USE OF ESTIMATES

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from the estimates made.

2.    PROPERTIES UNDER CONSTRUCTION

      Properties under construction at December 31, 2001 and 2000 consist of the following:


                                                  2001
                              ---------------------------------------------
                                               DEVELOPMENT
                                  LAND            COSTS            TOTAL
                              ---------------------------------------------
Southern Terrace Project      $10,160,984      $15,177,139      $25,338,123
Cheyenne Project                1,072,162        8,734,155        9,806,317
Naples Project                     18,382          104,184          122,566
Modena Project                         --               --               --
                              -----------      -----------      -----------
   Total                      $11,251,528      $24,015,478      $35,267,006
                              ===========      ===========      ===========

                                                  2000
                              ---------------------------------------------
                                               DEVELOPMENT
                                  LAND            COSTS            TOTAL
                              ---------------------------------------------
Southern Terrace Project      $        --      $        --      $        --
Cheyenne Project                4,953,949       15,904,906       20,858,855
Naples Project                    855,141        2,270,295        3,125,436
Modena Project                    850,800        3,328,144        4,178,944
                              -----------      -----------      -----------
   Total                      $ 6,659,890      $21,503,345      $28,163,235
                              ===========      ===========      ===========

PERMA-BILT, A NEVADA CORPORATION
(A WHOLLY OWNED SUBSIDIARY OF ZENITH INSURANCE COMPANY)
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

3.    LAND HELD FOR DEVELOPMENT

      Land held for development at December 31, 2001 and 2000 consists of the following:

                                                  2001
                              ---------------------------------------------
                                               DEVELOPMENT
                                  LAND            COSTS            TOTAL
                              ---------------------------------------------
Elkhorn Project               $ 4,819,126      $   276,377      $ 5,095,503
Blue Diamond Project            3,588,674          536,565        4,125,239
Southern Terrace Project       10,428,720        8,326,264       18,754,984
Cheyenne Project                       --               --               --
                              -----------      -----------      -----------
   Total                      $18,836,520      $ 9,139,206      $27,975,726
                              ===========      ===========      ===========

                                                  2000
                              ---------------------------------------------
                                               DEVELOPMENT
                                  LAND            COSTS            TOTAL
                              ---------------------------------------------
Elkhorn Project               $        --      $        --      $        --
Blue Diamond Project            1,306,244            2,971        1,309,215
Southern Terrace Project       16,616,198        3,956,473       20,572,671
Cheyenne Project                1,018,255        4,365,960        5,384,215
                              -----------      -----------      -----------
   Total                      $18,940,697      $ 8,325,404      $27,266,101
                              ===========      ===========      ===========

4.    PROPERTY AND EQUIPMENT

      Property and equipment at December 31, 2001 and 2000 consist of the following:


                                        2001            2000
                                     ---------       ---------
Furniture and fixtures               $ 279,747       $ 251,040
Computer equipment and software        167,516         167,515
Vehicles                               197,589         166,505
Construction equipment                  13,801          13,801
Leasehold improvements                 114,777         114,777
                                     ---------       ---------
                                       773,430         713,638
Less accumulated depreciation         (529,109)       (444,923)
                                     ---------       ---------
                                     $ 244,321       $ 268,715
                                     =========       =========

      Depreciation expense amounted to $111,691 and $122,848 for the years ended December 31, 2001 and 2000, respectively.

PERMA-BILT, A NEVADA CORPORATION
(A WHOLLY OWNED SUBSIDIARY OF ZENITH INSURANCE COMPANY)
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

5.    ACCRUED LIABILITIES

      Accrued liabilities at December 31, 2001 and 2000 consists of the following:

                                  2001            2000
                               ----------      ----------
Option deposits                $  354,833      $  905,774
Accrued bonuses                 1,247,918       1,416,003
Other accrued liabilities         329,561         263,042
                               ----------      ----------
                               $1,932,312      $2,584,819
                               ==========      ==========


6.    INCOME TAXES

      The Company files a consolidated tax return with its parent company. The method of allocation between companies is subject to written agreement. Allocation is based upon separate tax return calculations using the corporate tax rate of 35%. Income tax expense consists of the following at December 31, 2001 and 2000:

                           2001            2000
                        ----------      ----------
Current                 $1,697,675      $1,238,132
Deferred                    56,712         498,379
                        ----------      ----------
Income tax expense      $1,754,387      $1,736,511
                        ==========      ==========

      In accordance with Nevada tax statute, no state income tax is payable by the Company.

      Deferred income tax assets and liabilities have been netted to reflect the tax impact of temporary differences. The components of the net deferred income tax liability as of December 31, 2001 and 2000 are as follows:

                                       2001              2000
                                    -----------       -----------
LIABILITY
Capitalized interest and taxes      $ 1,075,529       $ 1,005,529
Depreciation                              1,201             1,201
Warranty reserve                        (35,205)          (21,917)
                                    -----------       -----------
                                    $ 1,041,525       $   984,813
                                    ===========       ===========

PERMA-BILT, A NEVADA CORPORATION
(A WHOLLY OWNED SUBSIDIARY OF ZENITH INSURANCE COMPANY)
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

7.    LOANS FROM PARENT COMPANY

      Loans from parent company at December 31, 2001 and 2000 consist of the following:

                                                         2001           2000
                                                     ------------   ------------
Revolving credit promissory note from Zenith
  National Insurance Corp., the parent company
  of Zenith, uncollateralized, quarterly interest
  only payments, with the unpaid principal
  maturing on December 31, 2002                      $ 26,717,000   $ 32,025,000
                                                     ============   ============


      The Company is charged interest on all borrowed or advanced monies from Zenith, including a portion of its equity balance (which could otherwise be converted to intercompany indebtedness). Such interest is charged at the rate of prime plus 2% (6.75% at December 31, 2001 and 11.5% at December 31, 2000). For the year ended December 31, 2001 and 2000, the Company incurred and capitalized $3,689,061 and $4,997,457 of such interest, respectively, for properties under construction and land held for development.

      Of the Company's indebtedness above, $1,702,000 has been subordinated in favor of all the construction notes payable to a financial institution.

8.    CONSTRUCTION AND OTHER NOTES PAYABLE

      Construction and other notes payable at December 31, 2001 and 2000 consist of the following:

                                                             2001        2000
                                                         -----------  ----------
Revolving line of credit from a financial institution
up to a maximum of $50,000,000 with interest at prime
plus 0.50% per annum (5.25% at December 31, 2001),
collateralized by one or more deed(s) of trust on
various projects, interest only payable monthly, and
principal is payable based on a minimum price per
unit closed, as set forth in the agreement, which
matures on April 18, 2002.                               $16,186,425  $        -

Development note payable to a financial institution,
with interest at prime plus 1% per annum (10.50% at
December 31, 2000), collateralized by first trust
deed on certain properties under development (the
Naples Project), interest only payable monthly, and
the principal was payable at the start of housing
construction and was paid by a draw on the related
revolving line of credit, as set forth in the
agreement, with the final principal balance paid
April, 2001.                                                       -     280,303

PERMA-BILT, A NEVADA CORPORATION
(A WHOLLY OWNED SUBSIDIARY OF ZENITH INSURANCE COMPANY)
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


8.    CONSTRUCTION AND OTHER NOTES PAYABLE (CONTINUED)

                                                            2001         2000
                                                        -----------  -----------
Development note payable to a financial institution,
with interest at prime plus 0.75% per annum (10.25%
at December 31, 2000), collateralized by first trust
deed on certain properties under development (the
Naples Project), interest only payable monthly, and
principal was payable at the start of housing
construction and was paid by a draw on the related
revolving line of credit, as set forth in the
agreement, with the final principal balance paid
February, 2001.                                                   -        2,184

Other notes payable, collateralized by deeds of trust
payable on certain land parcels, principal due under
varying terms from annual installments to balloon
payments. The interest rate varies between 8% and 12%
and was payable quarterly, monthly or annually with
the final principal balance paid May, 2001.                       -    1,360,848

Notes payable to a financial institution, with
interest rates ranging from prime plus 0.75% to 1.0%
per annum (10.25% and 10.50%, respectively, as of
December 31, 2000), collateralized by one or more
deed(s) of trust on various projects. The principal
balance of these notes were consolidated and
refinanced on April 18, 2001.                                     -   14,030,916
                                                        -----------  -----------
                                                        $16,186,425  $15,674,251
                                                        ===========  ===========

      In April 2001, the Company entered into a Master Revolving Line of Credit Construction Loan Agreement (the "Agreement") with a financial institution. The institution agreed to make a revolving line of credit available to the Company with a maximum availability of $50 million. The proceeds of the credit Agreement are to be used by the Company to finance the development of single-family home projects. In addition, the Agreement restricts the maximum credit that can be drawn in connection with each individual project for zoned land allocation, recreation facility allocation, and acquisition and development allocations.

      The Agreement contains covenants which include, among other things, (a) maintaining minimum loan-to-value ratios, (b) maintenance of specific leverage ratios and adjusted working capital balances, (c) and Zenith must maintain a minimum percentage ownership of the Company's outstanding capital stock. At December 31, 2001, management believes the Company is in compliance with the covenants.

      For the years ended December 31, 2001 and 2000, the Company capitalized $1,540,507 and $2,255,729 of interest, respectively, from construction and other notes payable.

PERMA-BILT, A NEVADA CORPORATION
(A WHOLLY OWNED SUBSIDIARY OF ZENITH INSURANCE COMPANY)
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

      Capitalized interest on the loans from parent company and construction and other notes payable included in cost of sales for the years ended December 31, 2001 and 2000 amounted to $6,479,887 and $5,274,806, respectively.

9.    COMMITMENTS

      LAND PURCHASES

      Included in other assets as of December 31, 2001, are deposits on in-progress land purchases of $30,000. These deposits represent in-progress land purchases in the amount of $594,000.

      CONTRACTS

      The Company has entered into various contracts with its suppliers and subcontracts in the ordinary course of its business activities. It is the opinion of management that its contracts will not have an adverse material effect on the Company's financial position.

      LEASE

      The Company leases office space and vehicles under operating leases expiring in various years through 2004.

      The future minimum rental payments under noncancellable operating leases having remaining terms in excess of one year at December 31, 2001 are as follows:

 YEAR ENDING
 DECEMBER 31,
     2002                                                           $ 77,913
     2003                                                             12,468
     2004                                                              2,568
     2005 and thereafter                                                   -
                                                                    --------
        Total minimum future rental payments                        $ 92,949
                                                                    ========

      For the years ended December 31, 2001 and 2000, rental expense amounted to $158,334 and $208,821, respectively.

      EMPLOYMENT CONTRACT

      The Company has an employment contract with an officer and director of the Company which guarantees the employee either a minimum salary or 40% of the Company's adjusted net income, as defined, whichever amount is higher.

10.   EMPLOYEE 401(K) PLAN

      The Company participated in the 401(k) plan offered by Zenith Insurance Company (the "Plan"). The Plan allows employees of the Company to defer up to the lesser of the Internal Revenue Code prescribed maximum amount ($10,500 for 2001 and 2000) or 15% of their earnings on a pre-tax basis through contributions to the Plan (increased from 12% in the previous years). The Company matches 50% of eligible employees' contributions up to a maximum of 6% of their individual earnings in 2001 (this was increased from 331/3 of the eligible employees' contributions in the previous years). The Company recorded charges for matching contributions of $82,226 and $38,475 for the years ended December 31, 2001 and 2000, respectively.